Exhibit 99.1

Hughes Satellite Systems Corporation Completes
Bond Repurchase Offers

ENGLEWOOD, Colo., June 7, 2016—EchoStar Corporation (NASDAQ: SATS) (“EchoStar”) today announced that its subsidiary, Hughes Satellite Systems Corporation (“HSSC”), completed its offers (each, a “Change of Control Offer”) to repurchase for cash all or any part of its 6½% Senior Secured Notes due 2019 (CUSIP Number 444454 AB8) (the “Secured Notes”) and its 7⅝% Senior Notes due 2021 (CUSIP Number 444454 AA0) (together with the Secured Notes, the “Notes”), in each case at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. The Change of Control Offers expired at 5:00 P.M. (Eastern Daylight Time) on June 6, 2016, with none of the Notes tendered for repurchase. As previously disclosed, following the completion of the Change of Control Offers, all outstanding Notes will again be reported as long-term debt on EchoStar’s and HSSC’s consolidated balance sheets.

About EchoStar
EchoStar Corporation (NASDAQ: SATS) is a premier global provider of satellite and video delivery solutions. Headquartered in Englewood, Colo., and conducting business around the globe, EchoStar is a pioneer in secure communications technologies through its EchoStar Satellite Services, EchoStar Technologies and Hughes Network Systems business segments.

For more information, visit echostar.com. Follow @EchoStar on Twitter.

Safe Harbor Statement under the US Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions. See “Risk Factors” in EchoStar’s and HSSC’s Annual Reports on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2016 filed with the Securities and Exchange Commission and in the other documents EchoStar and HSSC file with the Securities and Exchange Commission from time to time.
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Contacts:
EchoStar Investor Relations
Deepak Dutt
+1 (301) 428-1686
Deepak.Dutt@echostar.com

EchoStar Public Relations
Jessica Olsen
+1 (303) 706-4906
Jessica.Olsen@echostar.com